AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1998


                      REGISTRATION STATEMENT NO. 333-65319

                             WASHINGTON, D. C. 20549



                    FORM SB-2 POST-EFFECTIVE AMENDMENT NO. 2



                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933



                THE MURDOCK GROUP CAREER SATISFACTION CORPORATION

                 (Name of small business issuer in its charter)


          UTAH                                                    736104
(State or other jurisdiction of                             (Primary Standard
incorporation or organization)                            Industrial ID number)

                                   87-0562244
                    (IRS Employer Classification Code Number)

     5295 SOUTH COMMERCE DRIVE, SUITE 300,SALT LAKE CITY,UTAH 84107 / (801)
          268-3232 (Address and telephone number of principal executive offices and principal place of business)

              KC HOLMES, CEO, 5295 SOUTH COMMERCE DRIVE, SUITE 300,
                 SALT LAKE CITY, UTAH 84107 / TEL (801) 268-3232
           (Name, address, and telephone number of agent for service)

                                   Copies to:
                         STANFORD SMITH, GENERAL COUNSEL
                      5295 SOUTH COMMERCE DRIVE, SUITE 300,
                 SALT LAKE CITY, UTAH 84107 / TEL (801) 263-5103


        Approximate date of commencement of proposed sale to the public:
                      Declared effective January 28, 1999.

The registrant hereby deregisters all unsold shares and bonds and terminates the offering. As of May 5, 1999, the registrant had sold 642,186 shares to 43 investors, and $12,000 in bonds to 2 investors.

                                   Signatures


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 2 to its registration statement to be signed on its behalf by the undersigned, in the Salt Lake City, Utah.

The Murdock Group Career Satisfaction Corporation                  May 5, 1999

/s/ KC Holmes
------------------------------------------------
KC Holmes,  Chief Executive  Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated.

/s/ KC Holmes
------------------------------------------------
KC  Holmes, Director, Chief Executive Officer                      May 5, 1999


/s/ Heather J. Stone
------------------------------------------------
Heather J. Stone, Director, Chairman, President,
Secretary, Principal Financial Officer                             May 5, 1999